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                                                                  EXHIBIT 3.2

                                    BY-LAWS

                                      OF

                           LIGHTHOUSE LANDINGS, INC.

                          (A New Jersey Corporation)

                          (as amended March 9, 1995)

                                   ARTICLE I

                                 SHAREHOLDERS

       Section 1.  Place of Meetings.  Meetings of shareholders shall be held
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at such place, either within or without the State of New Jersey, as shall be designated from time to time by the Board of Directors.

       Section 2.  Notice of Meetings.  Written notice of the time, place and
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purpose of each meeting of shareholders shall be given personally, or by mail, to each shareholder of record entitled to vote at the meeting, at his address as it appears on the books of the corporation, at least 10, but not more than 60, days before the date of each meeting.

       Section 3.  Annual Meeting.  Annual meetings of shareholders shall be
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held at such time and place during the month of June of each year, or at such other time and place as shall be designated from time to time by the Board of Directors.

       Section 4.  Special Meetings.  Special meetings of shareholders may be
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called for any purpose, and at any time, by the President or any member of the
Board Of directors and must be called by the President upon, the written request of shareholders holding 10% or more of the outstanding shares of capital stock of any class eligible to vote at a shareholders' meeting.
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       Section 5.  Action by Shareholders without a Meeting.  Except as
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otherwise provided by law, any action required or permitted, by statute or by the Certificate of Incorporation, to be taken at a meeting of shareholders may be taken without a meeting:

       (a) if a consent in writing, setting forth the action so taken, shall be signed in person or by proxy by all shareholders entitled to vote thereon; or

       (b) if a consent in writing, setting forth the action so taken, shall be signed in person or by proxy by shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting, provided, however, that nonconsenting shareholders entitled to vote thereon shall be entitled to the rights provided by law. Notwithstanding the above, the consents of all shareholders entitled to vote thereon shall be required with respect to the annual election of directors.

       Section 6.  Adjournment of Meetings.  A meeting may be adjourned to
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another time or place. It shall not be necessary to give notice of the adjourned meeting if the time and piece of the adjourned meeting are announced at the meeting for which notice was provided and only such business is transacted at the adjourned meeting as might have been transacted at the meeting for which notice was provided.

       Section 7.  Waiver of Notice and Lapse of Time.  Notice of a meeting
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need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting the lack of notice of such meeting prior to the conclusion of the meeting shall constitute a waiver of notice by such shareholder.

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          Any action which shareholders are authorized to take after the lapse of a prescribed period of time may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action,

          Section 8.  Quorum and Voting.  The holder of each outstanding share
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of capital stock eligible to vote shall have one vote on each matter submitted to a vote of shareholders. The holders of a majority of the shares entitled to be voted at a meeting shall constitute a quorum. Whenever any action, other than the election of Directors, is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders.

          The shareholders present in person or by proxy at a meeting of shareholders may continue to conduct business until adjournment, notwithstanding the loss of a quorum. A meeting of shareholders may be adjourned by less than a quorum.

          Every shareholder entitled to vote at a meeting of shareholders or to consent to action taken without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be is writing and signed by the shareholder or his agent, except that no signature shall be required where a proxy is given by a shareholder or his agent by telegram, cable or an equivalent form of communication.

          No proxy shall be valid for more than 11 months unless a longer time is expressly provided therein.

          Section 9.  Record Date.  The Board of Directors may fix, in advance,
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a record date for determining those shareholders entitled to:

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          (a) receive notice of or to vote at any meeting of shareholders or any adjournment thereof;

          (b) give a written consent to any action without a meeting; or

          (c) receive payment of any dividend or allotment of any right.

          The record date may in no case be less than 10 nor more than 60 days prior to the shareholders' meeting or other corporate action or event to which it relates. The record date for the purpose of determining those shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

          If no record date is fixed:

          (a) the record date for determining those shareholders entitled to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

          (b) the record date for determining shareholders for any purpose other than that specified in Paragraph (a) shall be the close of business on the day on which a resolution of the board of directors relating thereto is adopted.

          Section 10.  Voting List.  The officer having charge of the stock
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transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof. Such list:

          (a) shall be arranged alphabetically within each class, series or group of shareholders maintained by the corporation for convenience of reference and shall contain the address of, and the number of shares held by, each shareholder;

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          (b) shall be produced at the time and place of the meeting;

          (c) shall be subject to inspection at any time during the meeting by any shareholder entitled to vote at the meeting; and

          (d) shall be prima facie evidence of the names of those shareholders who are entitled to examine such list or to vote at any meeting of shareholders.

          Section 11.  Chairman of Meetings.  The President shall preside at all
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meetings of shareholders.  In the absence of the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.

          Section 12.  Secretary of Meetings.  The Secretary of the corporation
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shall act as secretary of all meetings of shareholders.  In the absence of the
Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 1.  Number.  The property, affairs and business of the
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corporation shall be managed by its Board o(Pounds) Directors. The Board of
Directors shall consist of no fewer than one (1) nor more than twenty-one (21) members, the actual number to be determined from time to time by the Board of Directors.

          Section 2.  Term of Office.  Directors shall be elected annually by a
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plurality of the votes cast at the annual meeting of shareholders. Every shareholder entitled to vote at such election shall have the right to vote the number of shares owned for as many persons as there are directors to be elected and for whose election he has a right to vote. Each Director shall hold

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office for the term for which elected and until a successor shall have been elected and qualified. Election of Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

          Section 3.  Vacancies.  Whenever any vacancy shall occur in the Board
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of Directors, it may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director, provided, however, that a Director who resigns from the Board effective at a future date shall not vote to fill the vacancy caused by said resignation. If the Board or Directors has not filled such vacancy within 30 days after a request by shareholders, it may be filled by the shareholders. A Director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

          Section 4.  Removal of Directors.  Any Director may be removed with or
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without cause by a majority of the votes cast by shareholders entitled to vote for the election of Directors or for cause by a majority vote of the Board.

          Section 5.  Place of Meetings.  The Board of Directors may hold its
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meetings at such place or places within or without the State of New Jersey as the Board of Directors may designate from time to time.

          Section 6.  Organization.  The President shall preside at every
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meeting of the Board of Directors. In the absence of the President, a presiding officer shall be chosen by a majority of the Directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

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          Section 7.  Executive Committee; Other Committees.  The Board of
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Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution or by statute, each such committee shall have and may exercise all the authority of the Board.

          Section 8.  Quorum of Board of Directors and Committees.  A majority
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of the entire Board of Directors, or of any committee thereof, shall constitute a quorum for the transaction of business. The act of the majority present at a meeting at which a quorum is present shall be the act of the Board or of the committee, unless the act of a greater number is required by statute or the Certificate of Incorporation.

          Section 9.  Regular Meetings.  Regular meetings of the Board of
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Directors may be hole without notice and at such time and place as the Board or
Directors may designate from time to time.

          Section 10. Special Meetings.  Special meetings o(Pounds) the Board
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of Directors may be called by order of the President or any Director.  Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting to each Director at his residence or usual place of business or by telephoning, telegraphing or delivering the same to each Director at least twenty-four hours before the meeting. Except as otherwise specified in the said notice, or as required by statute, any business may be transacted at any special meeting.

          Section 11. Conference Call Meeting.  Any or all Directors may
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participate in a meeting of the Board of Directors, or of a committee, by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to

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communicate with one another. Any meeting at which one or more of the members of the Board of Directors or of a committee shall participate by means of conference telephone or other means of communication shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

          Section 12.  Action of Directors Without a Meeting.  Any action
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required or permitted to be taken by Directors at a meeting of the Board of
Directors, or of any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings. Such consents shall have the same effect as a unanimous vote of the Board or committee for all purposes.

                                  ARTICLE III

                                   OFFICERS
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     Section 1.  Designation.  The Board of Directors shall elect the officers
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of the Corporation, who shall include a President, one or more Vice Presidents, a Secretary, a Treasurer and such other or additional officers as the Board of Directors may elect.

     Section 2.  Term of Office.  Each officer shall hold office for the term
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for which he is elected and until a successor is elected and has qualified.

     Section 3.  Powers and Duties.  Unless otherwise ordered by the Board of
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Directors, each officer shall have such powers and duties as generally pertain to the office held, as well as such powers and duties as may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors, the President shall be the chief executive officer of the corporation.

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     Section 4.  Removal and Resignation of Officers.  Any officer or agent
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elected by the Board may be removed at any time, with or without cause, by the
Board of Directors. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation, or at such subsequent time as shall be specified in the notice of resignation.

     Section 6.  Vacancies.  Vacancies in any office, however caused, shall be
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filled by voce of the Board of Directors.

                                  ARTICLE IV

                           SHARES AND THEIR TRANSFER
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     Section 1.  Certificates.  The certificates representing shares of capital
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stock of the corporation shall be in such form as may be required by the New
Jersey Business Corporation Act.

     Section 2.  Regulations.  The Board of Directors may make such rules
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concerning the issue, transfer and registration of certificates for capital stock of the corporation as it may deem desirable. The person in whose name shares of capital stock are registered in the stock ledger of the corporation shall be deemed the owner thereof for all corporate purposes.

     Section 3.  Lost, Stolen and Destroyed Certificates.  In the event of the
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loss or destruction of certificates, new  certificates shall be issued upon receipt by the corporation of such bond of indemnity or under such regulations as shall be prescribed by the Board of Directors.

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                                   ARTICLE V

                                CORPORATE SEAL
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     Section 1.  Form and Use.  The corporate seal shall have inscribed thereon
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the name of the corporation, the year of its incorporation and the words
"Incorporated New Jersey." The seal may be used by causing it or a facsimile thereof to be impressed or reproduced on or affixed to a document to be sealed.

                                  ARTICLE VI

                                  FISCAL YEAR
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     Section l.  Time.  The fiscal year of the corporation shall be the period
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designated from time to time by the Board of Directors as the fiscal year of the corporation.

                                  ARTICLE VII

                                  AMENDMENTS
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     Section 1.  Authorization.  The Board of Directors shall have the power to
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make, alter or repeal the By-Laws of the corporation, subject to the power of the shareholders to alter or repeal the By-Laws or to adopt new By-Laws.

                                 ARTICLE VIII

                                INDEMNIFICATION

     Section 1.  Authorization.  The corporation, by a majority vote of a quorum
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of its Board of Directors, whether or not said Directors are interested or disinterested in a proceeding involving a corporate agent (as these terms are defined in the new Jersey Business Corporation

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Act) may authorize the indemnification of any corporate agent for any liability or expense incurred by the corporate agent in connection with such proceeding, provided that no indemnification shall be made if a judgment or other final adjudication establishes that the corporate agent's act or omission (1) was in breach of his duty of loyalty, (2) was not in good faith or involved a knowing violation of law, or (3) resulted in receipt by the corporate agent of an improper personal benefit. The corporation, by majority vote of a quorum of its Board of Directors, whether or not said Directors are interested or disinterested in a proceeding, may out authorize the corporation to advance any expenses incurred by a corporate agent in connection with a proceeding, provided that, the corporate agent has delivered to the corporation an appropriate undertaking to repay any amounts so advanced in the event that it shall u1timately be determined by the Board of Directors that he is not entitled to be indemnified.

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